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                                                                    EXHIBIT 99.5

                                  RISK FACTORS

     You should carefully consider the risks described below in addition to other important factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to us or that we currently consider to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occur, we could be materially adversely affected.

RISK RELATING TO OUR BUSINESS

THIRD PARTY PAYORS AND GOVERNMENT-SPONSORED PROGRAMS MAY REDUCE PAYMENTS TO US.

     Of our total revenues, 73% depend on reimbursement from third-party payors, such as managed care companies and government-sponsored health insurance programs. In the first quarter of 2001, 47% of our total revenues were derived from nongovernmental third-party payors (including employers), 13% were derived from domestic governmental payors and 13% were derived from foreign governmental healthcare systems.

     Third-party and governmental payors exercise significant control over patient access and increasingly use their enhanced bargaining power to secure discounted rates and other concessions from providers. This trend, as well as other changes in reimbursement rates, policies or payment practices by third-party and governmental payors (whether initiated by the payor or legislatively mandated) could have an adverse impact on our disease management businesses.

     Our sales and profitability are affected by the efforts of all payors to contain or reduce the cost of healthcare by lowering reimbursement rates and limiting the scope of covered services. Any changes that lower reimbursement levels under Medicare, Medicaid or private pay programs, including managed care contracts, could adversely affect us. Furthermore, other changes in these reimbursement programs or in related regulations could adversely affect us. These changes may include modifications in the timing or processing of payments and more stringent reimbursement procedures. Any failure to comply with Medicare or Medicaid reimbursement procedures could result in delays in, or loss of, reimbursement and other sanctions, including fines and exclusion from participation in the programs.

GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR BUSINESS.

     There has been a trend in recent years both in the United States and outside of the United States toward more stringent regulation and enforcement of requirements applicable to healthcare providers and medical device manufacturers. The continuing trend of more stringent regulatory oversight in healthcare, enforcement activities and product clearance for medical devices has caused healthcare providers and manufacturers to experience more uncertainty, greater risk, higher expenses and longer approval cycles.

     In the United States, regulation of the healthcare industry is particularly pervasive. Because nurses from our Women's Health segment occasionally make home visits to conduct an assessment of a patient or educate a patient on the use of equipment, many states require us to be licensed as a nursing or a home health agency and to have medical waste disposal permits. Some states have established Certificate of Need ("CON") programs regulating the establishment or expansion of our operations. In addition, the operations of our diabetes disease management businesses require us to be licensed as a pharmacy in several states. Moreover, some of our employees are subject to state laws and regulations regarding the ethics and professional practice of pharmacy and nursing. We also may be required to obtain certification to participate in governmental payment programs, such as Medicare and Medicaid. The failure to obtain, renew or maintain any of the required licenses, permits, CONs or certifications could adversely affect our businesses.
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     We are also subject to federal and state laws that regulate and, in some cases, prohibit certain direct and indirect payments between healthcare providers. These laws prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in the loss of licenses, civil and criminal penalties and exclusion from Medicare, Medicaid and other federal healthcare programs.

     Moreover, many of the medical products we use in the provision of our services are classified as medical devices under the federal Food, Drug and Cosmetic Act (the "FDC Act") and are subject to regulation by the United States Food and Drug Administration ("FDA"). Several recent FDA actions with respect to home uterine activity monitors may affect our home uterine activity monitoring business. Currently, we have exclusive rights to use and purchase the only uterine activity monitor that has received pre-market approval from the FDA for home use on patients with a history of previous preterm birth. In the past, our rights to the monitors have been a material competitive advantage in marketing our uterine activity monitoring services. However, in 2001, the FDA reclassified the monitors from Class III to Class II devices, which will make substantially equivalent devices available to our competitors without their having to receive pre-market approval. As part of the reclassification, the FDA has imposed special controls on the use of such devices. It is not clear what impact these developments will have on our home uterine activity monitoring business.

     In addition, some of our services involve the use of drugs that are regulated by the FDA under the FDC Act. Although the medical devices and drugs we use are labeled for specific indications and cannot be promoted for any other indications, physicians may and do prescribe them for indications that have not been approved by the FDA. Any adverse publicity or increased FDA scrutiny surrounding off-label use of any drugs and devices utilized in our business may have an adverse effect on our business.

     Numerous federal and state laws and regulations also govern the collection, dissemination, use and confidentiality of patient-identifiable health information, including the federal Health Insurance Portability and Accountability Act of 1996, referred to as HIPAA, and related rules. As part of our business, we collect and maintain patient-identifiable health information. A violation of HIPAA could result in criminal and civil sanctions. There can be no assurance that our inability to comply with existing or new laws or regulations or to incur the costs necessary to comply with these laws or regulations related to patient health information will not have a material adverse effect on us.

     As a result of our desire to assure compliance with the increasingly complex regulatory environment for the healthcare industry, we maintain a company-wide compliance program. We believe our operations as currently conducted are in material compliance with existing applicable laws and regulations. However, there can be no assurance that we will not become the subject of a regulatory or other investigation or proceeding or that our interpretations of applicable laws and regulations will not be challenged. The defense of any such challenge could result in substantial cost to us and diversion of management's time and attention. Thus, any such challenge could have a material adverse effect on our business, regardless of whether it ultimately is sustained. Moreover, we believe that our businesses will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

THE DEVELOPMENT OF IMPROVED TECHNOLOGIES FOR GLUCOSE MONITORING THAT ELIMINATE THE NEED FOR CONSUMABLE TESTING SUPPLIES MAY ADVERSELY AFFECT OUR BUSINESS.

     Most of the revenues from our fulfillment services business are from the sale of consumable testing supplies used to draw and test small quantities of blood for the purpose of measuring and monitoring blood glucose levels. Numerous research and development efforts are underway to develop more convenient and less intrusive glucose measurement techniques. The commercialization and widespread acceptance of new technologies that eliminate or reduce the need for consumable testing supplies could negatively affect our fulfillment services business.

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THE LOSS OF CERTAIN OF OUR CUSTOMERS WOULD ADVERSELY AFFECT OUR BUSINESS.

     In the first quarter of 2001, approximately 22% of our total revenues were attributable to sales to three large commercial customers in our diabetes management and fulfillment segment. We have multiple contracts covering various products with these customers that have expirations ranging from six months to two years. The loss of any one of these customers may have a material adverse effect on our results of operations. In addition, 13% of our revenues are derived from domestic governmental payors, primarily in the disease management diabetes segment, and another 13% of our revenues are derived from foreign governmental payors. Any change in coverage by governmental payors or in our status as a participating provider in these government programs may have a material adverse effect on our business.

WE ARE HIGHLY DEPENDENT ON AN EXCLUSIVE SUPPLY AGREEMENT.

     Our microsampling products business is highly dependent on its exclusive supply relationship with Nipro Corporation, from which it purchases virtually all of its products on terms we believe to be favorable. Under the agreement, some terms, such as pricing, are negotiated annually while others, such as our exclusivity arrangement, are renewable after longer periods. The exclusivity provisions of our agreement with Nipro will expire in November 2002. While Nipro has been a supplier to our microsampling business, including prior to our acquisition of that business in 1999, for more than 15 years, there can be no assurance that we will be able to negotiate a renewal of our exclusivity arrangement on favorable terms. Termination of the exclusive supply arrangement or failure to continue it on favorable terms would have a material adverse effect on our microsampling component, as would any interruption in the supply of products from Nipro, whatever the cause.

SOME ASPECTS OF OUR DISEASE MANAGEMENT BUSINESS ARE RELATIVELY UNPROVEN.

     Our domestic diabetes disease management program identifies, classifies and manages the care of patients with diabetes. This particular aspect of our disease management services is a relatively new component of our business and of the overall healthcare industry. The success of this component of our business plan depends on a number of factors. These factors include:

     - our ability to differentiate our products and service offerings from those of our competitors;

     - the extent and timing of the acceptance of our services as a replacement for, or supplement to, traditional managed care offerings;

     - our ability to implement new and additional services beneficial to payors; and

     - our ability to effect cost savings for payors through the use of our program.

     Since this aspect of our disease management business is new and unproven, we may not be able to anticipate and adapt to a developing market. Moreover, we cannot accurately predict the future growth rate or the ultimate size of the domestic diabetes disease management market.

OUR DATA MANAGEMENT AND INFORMATION TECHNOLOGY SYSTEMS ARE CRITICAL TO MAINTAINING AND GROWING OUR BUSINESS.

     Our services are dependent on the effective use of information technology. Although we believe that our TRAX(TM) system provides us with a competitive advantage in our industry, we are exposed to technology failure and obsolescence risk. In addition, data acquisition, data quality control and data analysis, which are a cornerstone of our disease management programs, are intense and complex processes subject to error. Untimely, incomplete or inaccurate data or flawed analysis of such data could have a material adverse impact on our business and revenues.

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OUR OPERATING RESULTS HAVE FLUCTUATED IN THE PAST AND ARE LIKELY TO CONTINUE TO
FLUCTUATE SIGNIFICANTLY.

     Our operating results have varied in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. These factors include:

     - the impact of substantial divestitures and acquisitions;

     - the loss or addition of customers and referral sources;

     - changes in the mix of our products and customers;

     - changes in healthcare reimbursement policies and amounts;

     - increases in operating expenses;

     - increases in selling, general and administrative expenses;

     - increased or more effective competition; and

     - regulatory changes.

     In addition, demand for women's health services historically increases during the first calendar quarter and decreases during the third and fourth calendar quarters. The seasonal variability of demand for these services significantly affects, and we believe will continue to affect, our quarterly operating results.

     In 1999 and 2000, our results of operations were favorably impacted by significant gains realized on our investment in WebMD Corporation. We have disposed of much of this investment and do not anticipate realizing similar gains on our remaining investment in WebMD or on other investments in the future.

THE ACCELERATION OF AMORTIZATION OR WRITE OFF OF OUR INTANGIBLE ASSETS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     As of March 31, 2001, we had net unamortized intangible assets of approximately $117 million, which constituted 47% of our total assets. These intangible assets include goodwill of approximately $114.5 million, which we amortize over eight to 15 years. We periodically evaluate the rate of amortization of our intangible assets based on a number of factors, including the prospects of the acquired companies to which the goodwill relates and whether changed circumstances indicate that all or a portion of the carrying value of our intangible assets may no longer be recoverable. Any determination requiring the significant acceleration of amortization, or the write off of a significant portion of the unamortized portion, of our intangible assets could adversely affect our results of operations. In 1998, we recorded an $82.9 million asset impairment charge to write-down goodwill and intangible assets associated with the merger that resulted in our formation in 1996. There can be no assurance that we will not be required to take similar charges in the future.

WE OPERATE IN HIGHLY COMPETITIVE BUSINESSES.

     The medical industry is characterized by rapidly developing technology and increased competition. In all of our product and service lines, we compete with companies, both large and small, located in the United States and abroad. Competition is strong in all of our lines without regard to the number and size of the competing companies involved. Some of our competitors and potential competitors have significantly greater financial, technical and sales resources than we do and may, in some locations, possess licenses or certificates that permit them to provide products and services that we cannot currently provide. We compete on a number of factors, including quality of products and services, reputation within the medical community, geographical scope and price.

     There can be no assurance that we will not encounter increased or more effective competition in the future which could limit our ability to maintain or increase our business and adversely affect our operating results.

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FROM TIME TO TIME WE MAY BE SUBJECT TO COSTLY LITIGATION.

     Like other participants in the healthcare market, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, many of which involve large claims and significant defense costs. Although we currently maintain liability insurance intended to cover such claims, there can be no assurance that the coverage limits of such insurance policies will be adequate or that all such claims will be covered by the insurance. In addition, these insurance policies must be renewed annually. While we have been able to obtain liability insurance, such insurance may not be available in the future on terms acceptable to us, if at all. A successful claim in excess of the insurance coverage could have a material adverse effect on our results of operations or financial condition. Claims, regardless of their merit or eventual outcome, also may have a material adverse effect on our business and reputation.

OUR FOREIGN OPERATIONS ARE SUBJECT TO ADDITIONAL RISKS.

     Although the majority of our operations are in the United States, in the first quarter of 2001 and the years 2000 and 1999, 16% of our revenues were from sales by our operations outside of the United States. The risks of doing business in foreign countries include potential adverse changes in the stability of foreign governments and their diplomatic relations, hostility from local populations, adverse effects of currency fluctuations and exchange controls, deterioration of foreign economic conditions and changes in tax laws. Due to the foregoing risks, any of which, if realized, could have a material adverse effect on us, we believe that our business activities outside of the United States involve a higher degree of risk than our domestic activities.

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